October    , 1994






Los Angeles County Recorder
P.O. Box 115
Los Angeles, California  90053

Dear County Clerk/Recorder:

      In accordance with Section 11932 of the California Revenue and Taxation Code, the undersigned hereby requests that this statement of documentary transfer tax not be recorded with the attached Grant Deed (the "Deed"), but be affixed to the Deed after recordation and before return as directed on the Deed.

      The Deed names Carlyle Real Estate Limited Partnership-XV, as grantor, and 9701 Wilshire Boulevard, Inc., as grantee. The property that is the subject of the Deed is located in the County of Los Angeles, State of California.

      The amount of documentary transfer tax due on the attached
Deed is $           , computed on the full value of the
property less any encumbrances remaining on the property.

                        CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership

                        By:   JMB REALTY CORPORATION,
                              a Delaware corporation,
                              General Partner


                              By:

                                    Name:  Gary M. Laughlin
                                    Title: Authorized Signatory
                                                                  "Grantor"